                                CREDIT AGREEMENT

                                      among

                                   KNOLL, INC.
                                  as Borrower,

                      DOMESTIC SUBSIDIARIES OF KNOLL, INC.
                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent,

                   MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE,
                          FENNER & SMITH INCORPORATED,
                             as Documentation Agent,

                                   CIBC INC.,
                            CREDIT AGRICOLE INDOSUEZ,
                           FIRST UNION NATIONAL BANK,
                          THE BANK OF NOVA SCOTIA, AND
                                  BANK ONE, NA,
                           as Senior Managing Agents,

                                SUMMIT BANK, AND
                              THE BANK OF NEW YORK,
                               as Managing Agents,

                                       and

                           BANQUE NATIONALE DE PARIS,
                                    COMERICA,
                           SUNTRUST BANK, ATLANTA, AND
                           THE SUMITOMO BANK, LIMITED,
                                  as Co-Agents

                          DATED AS OF OCTOBER 20, 1999

                                  Arranged by:

                         BANC OF AMERICA SECURITIES LLC

                                       and

                             CHASE SECURITIES INC.,
                           as Joint-Lead Arrangers and
                               Joint-Book Managers

                                TABLE OF CONTENTS
                                -----------------

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS.....................................1
     1.1   Definitions.........................................................1
     1.2   Computation of Time Periods and Other Definitional Provisions......24
     1.3   Accounting Terms...................................................25
     1.4   Time...............................................................25
SECTION 2 CREDIT FACILITIES...................................................25
     2.1   Revolving Loans....................................................25
     2.2   Letter of Credit Subfacility.......................................27
     2.3   Term Loans.........................................................33
     2.4   Swing Line Loans Subfacility.......................................35
     2.5   Continuations and Conversions......................................36
     2.6   Minimum Amounts....................................................37
SECTION 3 GENERAL PROVISIONS APPLICABLE TO LOANS  AND LETTERS OF CREDIT.......37
     3.1   Interest...........................................................37
     3.2   Place and Manner of Payments.......................................37
     3.3   Prepayments........................................................38
     3.4   Fees...............................................................39
     3.5   Payment in full at Maturity........................................40
     3.6   Computations of Interest and Fees..................................40
     3.7   Pro Rata Treatment.................................................41
     3.8   Sharing of Payments................................................42
     3.9   Capital Adequacy...................................................43
     3.10  Inability To Determine Interest Rate...............................43
     3.11  Illegality.........................................................43
     3.12  Requirements of Law................................................44
     3.13  Taxes..............................................................45
     3.14  Indemnity..........................................................47
     3.15  Replacement Lenders................................................48
SECTION 4 GUARANTY............................................................48
     4.1   Guaranty of Payment................................................48
     4.2   Obligations Unconditional..........................................49
     4.3   Modifications......................................................49
     4.4   Waiver of Rights...................................................50
     4.5   Reinstatement......................................................50
     4.6   Remedies...........................................................50
     4.7   Limitation of Guaranty.............................................51
     4.8   Rights of Contribution.............................................51
SECTION 5 CONDITIONS PRECEDENT................................................51
     5.1   Closing Conditions.................................................51
     5.2   Conditions to All Extensions of Credit.............................57
SECTION 6 REPRESENTATIONS AND WARRANTIES......................................58
     6.1   Financial Condition................................................58
     6.2   No Material Change.................................................58

     6.3   Organization and Good Standing.....................................58
     6.4   Due Authorization..................................................59
     6.5   No Conflicts.......................................................59
     6.6   Consents...........................................................59
     6.7   Enforceable Obligations............................................59
     6.8   No Default.........................................................60
     6.9   Ownership..........................................................60
     6.10  Indebtedness.......................................................60
     6.11  Litigation.........................................................60
     6.12  Taxes..............................................................60
     6.13  Compliance with Law................................................60
     6.14  ERISA..............................................................61
     6.15  Subsidiaries.......................................................62
     6.16  Use of Proceeds....................................................62
     6.17  Government Regulation..............................................62
     6.18  Environmental Matters..............................................63
     6.19  Intellectual Property..............................................64
     6.20  Solvency...........................................................64
     6.21  Investments........................................................65
     6.22  Disclosure.........................................................65
     6.23  Licenses, etc......................................................65
     6.24  No Burdensome Restrictions.........................................65
     6.25  Broker's Fees......................................................65
     6.26  Labor Matters......................................................65
     6.27  Location of Collateral.............................................66
     6.28  Year 2000 Compliance...............................................66
     6.29  Collateral Documents...............................................66
     6.30  Insurance..........................................................66
     6.31  Representations and Warranties from Merger Agreement...............66
SECTION 7 AFFIRMATIVE COVENANTS...............................................67
     7.1   Information Covenants..............................................67
     7.2   Preservation of Existence and Franchises...........................70
     7.3   Books and Records..................................................70
     7.4   Compliance with Law................................................71
     7.5   Payment of Taxes and Other Indebtedness............................71
     7.6   Insurance..........................................................71
     7.7   Maintenance of Property............................................72
     7.8   Performance of Obligations.........................................72
     7.9   Use of Proceeds....................................................73
     7.10  Audits/Inspections.................................................73
     7.11  Financial Covenants................................................73
     7.12  Collateral.........................................................74
     7.13  Additional Credit Parties..........................................74
     7.14  Year 2000 Compliance...............................................75
     7.15  Third Party Consents...............................................75
     7.16  Interest Rate Protection Agreements................................75

SECTION 8 NEGATIVE COVENANTS..................................................76
     8.1   Indebtedness.......................................................76
     8.2   Liens..............................................................77
     8.3   Nature of Business.................................................78
     8.4   Consolidation and Merger...........................................78
     8.5   Sale or Lease of Assets............................................78
     8.6   Advances, Investments and Loans....................................79
     8.7   Restricted Payments................................................79
     8.8   Transactions with Affiliates.......................................80
     8.9   Fiscal Year; Organizational Documents..............................80
     8.10  Subordinated Debt..................................................81
     8.11  Limitations........................................................81
     8.12  Sale Leasebacks....................................................82
     8.13  Negative Pledges...................................................82
SECTION 9 EVENTS OF DEFAULT...................................................82
     9.1   Events of Default..................................................82
     9.2   Acceleration; Remedies.............................................85
     9.3   Allocation of Payments After Event of Default......................86
SECTION 10 AGENCY PROVISIONS..................................................87
     10.1  Appointment; Authorization.........................................87
     10.2  Delegation of Duties...............................................88
     10.3  Exculpatory Provisions.............................................88
     10.4  Reliance on Communications.........................................89
     10.5  Notice of Default..................................................89
     10.6  Non-Reliance on Agents and Other Lenders...........................90
     10.7  Indemnification....................................................90
     10.8  Agents in Their Individual Capacity................................91
     10.9  Successor Agent....................................................91
SECTION 11 MISCELLANEOUS......................................................92
     11.1  Notices............................................................92
     11.2  Right of Set-Off...................................................92
     11.3  Benefit of Agreement...............................................92
     11.4  No Waiver; Remedies Cumulative.....................................94
     11.5  Payment of Expenses; Indemnification...............................95
     11.6  Amendments, Waivers and Consents...................................96
     11.7  Counterparts/Telecopy..............................................97
     11.8  Headings...........................................................97
     11.9  Defaulting Lender..................................................97
     11.10 Survival of Indemnification and Representations and Warranties.....98
     11.11 Governing Law; Venue...............................................98
     11.12 Waiver of Jury Trial...............................................98
     11.13 Severability.......................................................98
     11.14 Entirety...........................................................99
     11.15 Binding Effect.....................................................99
     11.16 Confidentiality....................................................99
     11.17 Release of Collateral.............................................100

SCHEDULES
---------

Schedule 1.1(a)     Commitment Percentages
Schedule 1.1(b)     Existing Letters of Credit
Schedule 1.1(c)     Management Group
Schedule 5.1(f)(i)  Mortgaged Properties
Schedule 6.10       Indebtedness
Schedule 6.15       Subsidiaries
Schedule 6.19       Intellectual Property
Schedule 6.26       Labor Matters
Schedule 6.27(a)    Real Property Locations
Schedule 6.27(b)    Personal Property Locations
Schedule 6.27(c)    Chief Executive Office
Schedule 6.30       Insurance
Schedule 8.2        Liens
Schedule 8.6        Investments
Schedule 11.1       Notices


EXHIBITS
--------

Exhibit 2.1         Form of Notice of Borrowing
Exhibit 2.1(e)      Form of Revolving Note
Exhibit 2.3(d)      Form of Term Note
Exhibit 2.4(b)      Form of Swing Line Loan Request
Exhibit 2.4(d)      Form of Swing Line Loan Note
Exhibit 2.5         Form of Notice of Continuation/Conversion
Exhibit 7.1(c)      Form of Officer's Certificate
Exhibit 7.13        Form of Joinder Agreement
Exhibit 11.3(b)     Form of Assignment Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of October 20, 1999 among Knoll, Inc., a Delaware corporation ("Borrower"), each of the Domestic Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK, as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent") and MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent").


                                    RECITALS

     WHEREAS, the Borrower and the Guarantors have requested that the Lenders provide a $650 million credit facility for the purposes hereinafter set forth;

     WHEREAS, the credit facility provided pursuant to this Credit Agreement will constitute the Credit Facilities under the Indenture (as hereinafter defined); and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

     1.1 Definitions.

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

          "Acquisition" means the acquisition by any Person of (a) a majority of the Voting Stock of another Person (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

          "Additional Subordinated Debt" has the meaning set forth in Section 8.1(j).

          "Adjusted Base Rate" means the Base Rate plus the Applicable
     Percentage.

          "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

          "Administrative Agent" shall have the meaning assigned to such term in the heading hereof or any successor administrative agent appointed pursuant to Section 10.9.

          "Administrative Agent Fee Letter" means that certain letter agreement dated as of August 11, 1999 among the Administrative Agent, BAS and Warburg, as it may be amended, modified, supplemented or replaced from time to time.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

          "Agents" mean the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent and any successors and assigns in such capacity.

          "Agents Fee Letter" means that certain letter agreement dated as of August 11, 1999 among the Agents, BAS, Chase Securities and Warburg, as it may be amended, modified, supplemented or replaced from time to time.

          "Applicable Percentage" means for Revolving Loans, Term Loans, the Letter of Credit Fee and Commitment Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

     =====================================================================================================
                                                                            Applicable
                                           Applicable       Applicable      Percentage        Applicable
                                           Percentage       Percentage      For               Percentage
                                           For              For             Letter of         For
         Pricing   Leverage                Eurodollar       Base Rate       Credit            Commitment
         Level     Ratio                   Loans            Loans           Fee               Fees
     ------------------------------------------------------------------------------------------------------
                    is greater than        1.625%           .625%           1.625%            .50%
         I             3.5 to 1.0
     ------------------------------------------------------------------------------------------------------
         II          is less than          1.375%           .375%           1.375%            .375%
                      or equal to
                    3.5 to 1.0 but
                     greater than
                       3.0 to 1.0
     ------------------------------------------------------------------------------------------------------
         III         is less than          1.125%           .125%           1.125%            .30%
                      or equal to
                    3.0 to 1.0 but
                     greater than
                       2.5 to 1.0
     ------------------------------------------------------------------------------------------------------
         IV          is less than           .875%            0%              .875%            .25%
                      or equal to
                    2.5 to 1.0 but
                     greater than
                       2.0 to 1.0
     ------------------------------------------------------------------------------------------------------
         V           is less than           .625%            0%              .625%            .175%
                      or equal to
                       2.0 to 1.0
     =====================================================================================================

          The Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date subsequent to December 31, 1999 and thereafter, the Applicable Percentage shall be determined by the then current Leverage Ratio; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentage for Revolving Loans, Term Loans, the Letter of Credit Fees and the Commitment Fees from such Calculation Date shall be based on Pricing Level I until such time that an appropriate officer's certificate is provided whereupon the Applicable Percentage shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the prior sentence. Any adjustment in the Applicable Percentage shall be applicable to all existing Revolving Loans, Term Loans and Letters of Credit as well as any new Revolving Loans made or Letters of Credit issued.

          At the time the officer's certificate is required to be delivered pursuant to Section 7.1(c), the Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in the Leverage Ratio that would change the then existing Pricing Level.

          "Asset Disposition" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer or otherwise unless permitted by Section 8.5.

          "BAS" means Banc of America Securities LLC.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus ? of 1% or
     (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means Knoll, Inc., a Delaware corporation, together with any successors and permitted assigns.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

          "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

          "Canadian Subsidiary" means any direct and indirect Subsidiary of a Credit Party that is incorporated or organized under the laws of Canada.

          "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or with respect to Foreign Subsidiaries, U.S. dollar denominated and non U.S. dollar denominated) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic (or with respect to Foreign Subsidiaries, any domestic or non-domestic) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Change of Control" means any of the following events:

          (a) prior to a Qualifying IPO, the Permitted Holders shall fail to own beneficially, directly or indirectly, at least 51% of the outstanding Voting Stock of the Borrower, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

          (b) after a Qualifying IPO, (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than one or more of the Permitted Holders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules

     13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable), and (ii) such Person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Borrower calculated on such fully-diluted basis, than the percentage beneficially owned by the Permitted Holders; or

          (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors (i) whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) elected by the Permitted Holders, cease for any reason to constitute a majority of the directors of the Borrower then in office; or

          (d) a "change of control" (as defined in the Indenture) occurs.

          "Chase Securities" means Chase Securities Inc.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

          "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

          "Collateral Agent" means Bank of America, N.A. or any successor collateral agent appointed pursuant to Section 10.9.

          "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgage Documents (and any amendments thereto) and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.

          "Commitment Fees" means the fees payable to the Lenders pursuant to
     Section 3.4(a).

          "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount and the Term Loan Committed Amount, and the commitment of the Swing Line Lender with respect to the Swing Line Committed Amount.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Fee Letters, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

          "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication, (a) all obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) if and to the extent agreed to by a Credit Party in the documentation evidencing same, all liabilities and obligations, wherever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, within one Business Day of when due (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement, (b) other than as set forth in (a) above, has failed to pay to an Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Documentation Agent" shall have the meaning assigned to such term in the heading hereof or any successor documentation agent appointed pursuant to Section 10.9.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic Subsidiaries" means all direct and indirect Subsidiaries of a Credit Party that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or has any material assets located in the United States).

          "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) cash Interest Expense for such period,
     (ii) total Federal, state, foreign or other income taxes for such period and (iii) all Non-Cash Charges for such period, all as determined in accordance with GAAP.

          "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Credit Parties and their Subsidiaries were engaged in on the Closing Date.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender or any fund that invests in bank loans and is managed by an investment advisor to a Lender; and (c) any institutional "accredited investor" (as defined in Regulation D of the Securities Act) approved by the Administrative Agent, the Issuing Lender and the Borrower, such approval not to be unreasonably withheld or delayed; provided that (i) the approval of the Borrower is not required if a Default or an Event of Default has occurred and is continuing at the time an assignment is effected in accordance with Section 11.3 and (ii) the approval of the Issuing Lender is not required for any assignment of any portion of the Term Loan Committed Amount; provided further, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to a Credit Party's or any of its Subsidiaries' ownership or operation of any Real Property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

          "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of

     1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

          "Equity Issuance" means any issuance by a Credit Party to any Person of (a) shares of its Capital Stock or other equity interests, (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options (other than Capital Stock issued to employees and directors pursuant to employees or directors stock option plans and Capital Stock issued to consultants) or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity. The amount of any Equity Issuance shall be the net cash proceeds derived therefrom, including, in the case of any conversion of any debt securities into equity the principal amount of such debt.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect form time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with a Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

          "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =    London Interbank Offered Rate
                             ---------------------------------
                             1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" has the meaning specified in Section 9.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry on Schedule 1.1(b).

          "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Fee Letters" means (a) the Agents Fee Letter and (b) the Administrative Agent Fee Letter.

          "Foreign Subsidiaries" means all Subsidiaries of a Credit Party that are not Domestic Subsidiaries.

          "Funded Debt" means, without duplication, the sum of (a) all Indebtedness (other than Hedging Agreements) of the Credit Parties and their Subsidiaries for borrowed money (it being understood that with respect to Indebtedness incurred with an original issue discount, the obligations shall consist of the then accreted value), (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of a Credit Party or one of its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another person, (f) all Funded Debt of another entity secured by a Lien on any property of a Credit Party or any of its Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided, however, for purposes of calculating the Leverage Ratio in connection with determining the Applicable Percentage and compliance with the financial covenants set forth in Section 7.11, Additional Subordinated Debt shall not be included in the computation of Funded Debt. Notwithstanding the foregoing, Funded Debt shall include Additional Subordinated Debt for purposes of calculating the Leverage Ratio to determine whether a Release of Collateral Event has occurred.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

          "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantor" means each of the Domestic Subsidiaries, each Additional Credit Party which has executed a Joinder Agreement, or any other Person who becomes a Guarantor, together with their successors and assigns.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

          "Hedging Agreements" means any interest rate protection agreement, foreign exchange contract, currency swap agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreement or other similar agreement, designed to protect a Credit Party or any of its Subsidiaries against fluctuations in currency.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP (collectively, "Synthetic Leases"), (h) all obligations of such Person in respect of Hedging Agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. Indebtedness of the Credit Parties and their Subsidiaries shall not include (i) "teaming agreements" pursuant to which a Credit Party or any of its Subsidiaries shall agree with another supplier of services to provide services (including the sale of inventory) to a third person and pursuant to such agreement shall be responsible to the third Person for the performance of the obligations of such other supplier, (ii) warranty claims, (iii) product guarantees,
     (iv) guarantees (including performance guarantees or bonds) by a Person of obligations not constituting Indebtedness of a Credit Party or any of its Subsidiaries and (v) obligations under joint development agreements pursuant to which a Credit Party or any of its Subsidiaries agree to develop a product.

          "Indenture" means that certain Indenture dated as of February 29, 1996 among Knoll, Inc. (f/k/a T.K.G. Acquisition Sub, Inc.) as issuer, the guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee, as amended, modified or supplemented from time to time.

          "Initial Funding Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders), provided that such date must be on or before November 30, 1999.

          "Insignificant Subsidiary" means any Subsidiary of a Credit Party that
     (a) has assets of less than $2,500,000 and (b) for the most recent fiscal year of the Borrower, accounted for less than 3% of the consolidated revenues of the Credit Parties and their Subsidiaries.

          "Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties, for the twelve month period ending on such date, with respect to the Credit Parties and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) the sum of
     (i) cash Interest Expense for the applicable period plus (ii) amounts used to pay dividends or repurchase or redeem Capital Stock during the applicable period, as permitted by Section 8.7.

          "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP; it being understood that (a) Interest Expense shall include the amortized cost of any Hedging Agreement, to the extent permitted by GAAP and (b) for purposes of calculating the Leverage Ratio in connection with determining the Applicable Percentage and compliance with the financial covenants set forth in Section 7.11, interest expense associated with Additional Subordinated Debt shall not be included in the computation of Interest Expense.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
     Day), (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Term Loans comprised of Base Rate Loans together with the portion of Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (d) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month. Notwithstanding the above, for the first 90 days subsequent to the Closing Date, the Borrower may not, without the consent of the Administrative Agent, request any Interest Period other than a one month Interest Period for any Eurodollar Loans.

          "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or
     (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

          "Issuing Lender" means Bank of America, N.A.

          "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13.

          "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means (a) a Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced and (b) any Existing Letter of Credit.

          "Letter of Credit Fee" shall have the meaning assigned to such term in
     Section 3.4(b)(i).

          "Leverage Ratio" means, as of the end of each fiscal quarter of the Borrower, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of Funded Debt on such date to
     (b) EBITDA for the twelve month period ending on such date.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

          "Loan" or "Loans" means the Revolving Loans, the Swing Line Loans and the Term Loans (or a portion of any Revolving Loans, Swing Line Loans or the Term Loans), individually or collectively, as appropriate.

          "LOC Committed Amount" has the meaning set forth in Section 2.2(a).

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

          "LOC Participants" means the Lenders which have a Revolving Loan Commitment Percentage greater than zero.

          "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such

     Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Management" means any current or former officer, director or employee of any Credit Party or its direct or indirect Subsidiaries; provided that with respect to former officers, directors or employees, any stock or option in question must have been earned or received while such Person was an officer, director or employee.

          "Management Group" means the Persons identified on Schedule 1.1(c).

          "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

          "Material Adverse Effect" means a material adverse effect on (a) after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), the operations, financial condition or business of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations in all material respects under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

          "Maturity Date" means the sixth anniversary of the Initial Funding
     Date.

          "Merger" means the merger of Acquisition (as defined in the Merger Agreement) with and into the Borrower pursuant to the terms of the Merger Agreement.

          "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of July 29, 1999 by and between Warburg and the Borrower.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Mortgages" has the meaning set forth in Section 5(f)(i).

          "Mortgage Documents" means the collective reference to the Mortgages.

          "Mortgage Policies" has the meaning set forth in Section 5.1(f)(v).

          "Mortgaged Properties" has the meaning set forth in Section 5.1(f)(i).

          "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which a Credit Party or any of its Subsidiaries or any ERISA

     Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means the gross cash proceeds (including cash actually received (but only when received) by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from an Asset Disposition, net of (a) actual transaction costs paid or payable to third parties, (b) a good faith estimate of the taxes payable with respect to such proceeds, including, without duplication, withholding taxes and any taxes payable to a third party in connection with distribution of such proceeds from a Subsidiary of a Credit Party to such Credit Party, (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with the terms of the applicable agreements governing such Asset Disposition as long as such reserve amounts are placed in escrow with a third party and (d) any payments to be made by a Credit Party or any of its Subsidiaries, as agreed to between such Credit Party or such Subsidiary and the purchaser of such asset or assets, in connection with such sale or disposition.

          "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "Non-Cash Charges" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all depreciation, amortization and other non-cash charges (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations made pursuant to SFAS No. 87, No. 112 and No. 106, as amended or modified).

          "Non-Excluded Taxes" has the meaning set forth in Section 3.13.

          "Note" or "Notes" means the Revolving Notes, the Term Notes and the Swing Line Notes, individually or collectively, as appropriate.

          "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1.

          "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.5.

          "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swing Line Loans as provided in
     Section 2.4(c) or in any Loans as provided in Section 3.8.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Permitted Acquisition" means an Acquisition by a Credit Party or any Subsidiary of a Credit Party for consideration no greater than the fair market value (as conclusively determined in good faith by the Board of Directors of the Borrower) of the Capital Stock or property acquired; provided that (a) the property acquired (or the property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or
     Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of its chief financial officer demonstrating that, upon giving effect to such Acquisition on a Pro Forma basis, the Credit Parties are in compliance with all of the covenants set forth in Section 7.11, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (f) at the time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or be continuing.

          "Permitted Holders" means the collective reference to Warburg and the Management Group.

          "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business of a Credit Party and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Credit Party, (c) inventory, raw materials and general intangibles (to the extent such general intangibles are not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party, or by a Foreign Subsidiary (other than a Canadian Subsidiary) in another Foreign Subsidiary (other than a Canadian Subsidiary) or by a Canadian Subsidiary in another Canadian Subsidiary, (e) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses or in connection with relocation, not to exceed, in the aggregate, $10,000,000 at any one time, (f) the Investments set forth on Schedule 8.6,
     (g) Investments by the Credit Parties in Foreign Subsidiaries and joint venture operations in an aggregate amount not to exceed $125,000,000 during the term of this Credit Agreement, (h) Investments by Foreign Subsidiaries in joint venture operations, (i) Investments in Permitted Acquisitions, (j) Investments in Capital Expenditures, (k) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted by this Credit Agreement, (l) Investments in customers in the ordinary course of business not to exceed $5,000,000 in the aggregate at any one time outstanding, (m) Investments in dealers in the ordinary course of business not to exceed $25,000,000 in the aggregate at any one time outstanding, (n) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such dealer or customer as a result of an Investment previously made in such dealer or customer in accordance with the provisions of clauses (l) and (m), (o) Investments comprised of progress payments to suppliers and (p) Investments not otherwise permitted by the other clauses of this definition not to exceed $5,000,000, in the aggregate, at any one time outstanding.

          "Permitted Liens" means (a) Liens securing Credit Party Obligations,
     (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
     (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under Section 8.1(e), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date, (l) Permitted Encumbrances (as defined in any Mortgage Document) and (m) Liens in connection with Indebtedness allowed under
     Section 8.1(f); provided that (A) such Lien shall have existed at the time such Permitted Acquisition was consummated and (B) such Lien was not incurred in anticipation thereof.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means any Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

          "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Section 2.3(c).

          "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

          "Prior Credit Agreement" means that certain Credit Agreement, dated as of August 8, 1997, among the Borrower, the lenders party thereto, NationsBank, N.A., as administrative agent and The Chase Manhattan Bank, as documentation agent, as amended or modified from time to time.

          "Pro Forma" means, with respect to a Permitted Acquisition or the incurrence of Indebtedness permitted by Section 8.1(l), that such Permitted Acquisition or Indebtedness shall be deemed to have occurred as of the first day of the twelve month period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 7.1(b).

          "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common Capital Stock of the Borrower (a) pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering ) and
     (b) resulting in proceeds of at least $100 million.

          "Real Properties" shall have the meaning set forth in Section 6.18.

          "Refinancing" has the meaning set forth in Section 7.9.

          "Regulation D, O, T, U, or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release of Collateral Event" means the occurrence of either of the following: (a) the Borrower receives an investment grade rating on its senior unsecured (non-credit enhanced) debt of at least (i) BBB- or higher from S&P or an equivalent rating from S&P in the event S&P changes its rating system or (ii) Baa3 or higher from Moody's or an equivalent rating from Moody's in the event Moody's changes its rating system or (b) the Credit Parties shall have maintained for two successive fiscal quarters (at least one of which must be the fiscal quarter ending on December 31) a Leverage Ratio, as of the end of each of such fiscal quarters, of less than
     2.0 to 1.0.

          "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean
     (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit and Swing Line Loans.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Revolving Committed Amount" means THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

          "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" means any Security Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means the Indebtedness in an amount not to exceed $107,250,000 issued pursuant to the Indenture.

          "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

          "Swing Line Lender" means Bank of America, N.A.

          "Swing Line Loans" means the loans made by the Swing Line Lender pursuant to Section 2.4.

          "Swing Line Committed Amount" means Ten Million Dollars ($10,000,000).

          "Swing Line Loan Request" means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.4(b).

          "Swing Line Loan Note" means the promissory note of the Borrower in favor of the Swing Line Lender evidencing the Swing Line Loans provided pursuant to Section 2.4, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.4(d).

          "Syndication Agent" shall have the meaning assigned to such term in the heading hereof or any successor syndication agent appointed pursuant to
     Section 10.9.

          "Synthetic Leases" has the meaning set forth in the definition of Indebtedness.

          "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Term Loan Committed Amount" means THREE HUNDRED TWENTY-FIVE MILLION DOLLARS ($325,000,000).

          "Term Loans" means the Term Loans made to the Borrower pursuant to
     Section 2.3.

          "Term Note" or "Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.3(d).

          "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of a Credit Party or any of its

     Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of a Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

          "Total Assets" means all items which in accordance with GAAP would be classified as assets of the Credit Parties and their Subsidiaries on a consolidated basis.

          "Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

          "Voting Stock" of a corporation means all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Warburg" means Warburg, Pincus Ventures, L.P., a Delaware limited partnership.

          "Year 2000 Compliant" shall have the meaning assigned to such term in
     Section 6.28.

          "Year 2000 Problem" means any risk (a) that any computer hardware, software or other equipment used by a Credit Party or any of its Subsidiaries (or by any suppliers, vendors or customers that is material to the business of such Credit Party or Subsidiary) will not function as effectively and reliably on and after January 1, 2000 as it does prior to January 1, 2000 or (b) that any computer applications used by a Credit Party or any of its Subsidiaries may not be able to recognize and properly perform date-sensitive functions after December 31, 1999, to the extent any such risk specified in items (a) or (b) above would have or be reasonably expected to have a Material Adverse Effect.

     1.2 Computation of Time Periods and Other Definitional Provisions.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

     1.3 Accounting Terms.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

     1.4 Time.

     All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise.


                                    SECTION 2
                                CREDIT FACILITIES

     2.1 Revolving Loans.

          (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Initial Funding Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations plus (other than the Swing Line Lender) such Lender's pro rata share of Swing Line Loans outstanding shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including
     Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

          (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit 2.1 to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section
     5.2. If the Borrower shall fail to specify (x) an Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month, or (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans on the Initial Funding Date shall be Base Rate Loans unless the Borrower delivers to the Administrative Agent at least three Business Days prior to the Initial Funding Date a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent. Thereafter, all or any portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5 and the definition of "Interest Period" set forth in Section 1.1.

          (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing, and thereafter at a rate equal to the Base Rate.

          (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

          (e) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

     2.2 Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by the Credit Parties or their Subsidiaries under this Credit Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of a Credit Party or any of its Subsidiaries, from the Initial Funding Date until the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving

     Loans outstanding plus Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations plus its (other than the Swing Line Lender) pro rata share of outstanding Swing Line Loans shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by a Credit Party or any of its Subsidiaries in the ordinary course of business; it being understood that any Letter of Credit issued on behalf of a Foreign Subsidiary must be permitted by the terms of Section 8.6. Each Letter of Credit shall comply with the related LOC Documents.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

          (c) Participations.

               (i) On the Initial Funding Date, each LOC Participant shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Letter of Credit.

               (ii) Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agents, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2 or otherwise) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case, as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

          (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

          (k) Indemnification of Issuing Lender.

               (i) In addition to its other obligations under this Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

               (ii) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

               (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Borrower contained in this Section
          2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

     2.3 Term Loans.

          (a) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Initial Funding Date, to make a term loan (collectively, the "Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage, if any, of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made on the Initial Funding Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans cannot be reborrowed.

          (b) Funding of Term Loans. On the Initial Funding Date, each applicable Lender will make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Term Loans are made available to the Administrative Agent. All Term Loans on the Initial Funding Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5 and the definition of "Interest Period" set forth in Section 1.1.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Term Loans available to the Administrative Agent on the Initial Funding Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the

     Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate.

          (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:

          Principal Amortization                             Term Loan Principal
              Payment Dates                                 Amortization Payment
          ----------------------                            --------------------

          December 31, 1999                                       $3,750,000
          March 31, 2000                                          $3,750,000
          June 30, 2000                                           $3,750,000
          September 29, 2000                                      $3,750,000
          December 29, 2000                                       $6,250,000
          March 30, 2001                                          $6,250,000
          June 29, 2001                                           $6,250,000
          September 28, 2001                                      $6,250,000
          December 31, 2001                                      $12,500,000
          March 29, 2002                                         $12,500,000
          June 28, 2002                                          $12,500,000
          September 30, 2002                                     $12,500,000
          December 31, 2002                                      $15,000,000
          March 31, 2003                                         $15,000,000
          June 30, 2003                                          $15,000,000
          September 30, 2003                                     $15,000,000
          December 31, 2003                                      $18,750,000
          March 31, 2004                                         $18,750,000
          June 30, 2004                                          $18,750,000
          September 30, 2004                                     $18,750,000
          December 31, 2004                                      $25,000,000
          March 31, 2005                                         $25,000,000
          June 30, 2005                                          $25,000,000
          September 30, 2005                                     $25,000,000

          Total                                                 $325,000,000

          (d) Term Notes. The portion of the Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount and substantially in the form of Exhibit 2.3(d).

     2.4 Swing Line Loans Subfacility.

          (a) Swing Line Loans. The Swing Line Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower in Dollars at any time and from time to time during the period from and including the Initial Funding Date to but not including the Maturity Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swing Line Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

          (b) Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m., on the date of the requested borrowing of Swing Line Loans, the Borrower shall telephone the Swing Line Lender as well as submit a Swing Line Loan Request to the Swing Line Lender in the form of Exhibit 2.4(b) setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with
     Section 5.2. The Swing Line Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing.

          (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans within one Business Day of demand therefor by the Swing Line Lender. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the address provided in Section 11.1, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swing Line Lender by any Lender, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swing Line Lender's demand therefor, and until such time as such Lender makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Lender failed to purchase pursuant to this Section 2.4(c) until such amount has been purchased (as a result of such assignment or otherwise).

          (d) Swing Line Note. The Swing Line Loans made by the Swing Line Lender shall be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in the face amount of the Swing Line Committed Amount and in substantially the form of Exhibit 2.4(d).

     2.5 Continuations and Conversions.

     The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.5, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) after notice from the Administrative Agent or the Required Lenders, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default, (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (e) any request for continuation or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans or Term Loans, (B) whether the Borrower wishes to continue or convert such Loans and (C) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

     2.6 Minimum Amounts.

     Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, the Swing Line Committed Amount or the Term Loan Committed Amount, as applicable, and (c) no more than ten Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.


                                    SECTION 3
                     GENERAL PROVISIONS APPLICABLE TO LOANS
                     --------------------------------------
                              AND LETTERS OF CREDIT
                              ---------------------

     3.1 Interest.

          (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate, and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate. All Swing Line Loans shall accrue interest at the Adjusted Base Rate.

          (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

          (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next preceding Business Day.

     3.2 Place and Manner of Payments.

     All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied

(and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to
Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt thereof if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

     3.3 Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14; (ii) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans and the Term Loan, in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (B) in the case of Swing Line Loans, in the minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (iii) voluntary prepayments with respect to the Term Loans shall be applied first in direct order to the Principal Amortization Payments due during the first twelve months following the date of such voluntary prepayment and second pro rata among the remaining Principal Amortization Payments. Amounts prepaid hereunder shall be applied as the Borrower may elect; provided, that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Revolving Loans and then to the Term Loans, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities and then to Swing Line Loans.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time (A) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swing Line Loans outstanding plus the aggregate amount of LOC Obligations outstanding exceeds the Revolving Committed Amount,
          (B) the aggregate amount of Swing Line Loans outstanding exceeds the Swing Line Committed Amount or (C) the aggregate amount of LOC Obligations outstanding exceeds the LOC Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Sections 2.1, 2.2 and 2.4, as applicable.

               (ii) Asset Dispositions. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

          (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans, second to Swing Line Loans and third, to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to
     Section 3.3(b)(ii) above shall be applied first to the Term Loans (pro rata among the remaining Principal Amortization Payments), second to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount), third to the Swing Line Loans (with a corresponding reduction in the Revolving Committed Amount) and fourth to a cash collateral account in respect of LOC Obligations. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

     3.4 Fees.

          (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to the product of (a) the Applicable Percentage for Commitment Fees multiplied by (b) the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Initial Funding Date and shall be due and payable in arrears on the last Business Day of each calendar quarter (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding calendar quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Commitment Fees, the Swing Line Loans shall not be counted toward or considered usage of the Revolving Committed Amount.

          (b) Letter of Credit Fees.

               (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender, for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears 15 days after the end of each calendar quarter and on the Maturity Date.

               (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-fourth of one percent (.25%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears 15 days after the end of each calendar quarter (as well as on the Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

          (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Administrative Agent Fee Letter.

     3.5 Payment in full at Maturity.

     On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Term Loans, all Swing Line Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to
Section 9.

     3.6 Computations of Interest and Fees.

          (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

          (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     3.7 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages and Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

          (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

     3.8 Sharing of Payments.

     The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Rate and thereafter at a per annum rate equal to the Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9 Capital Adequacy.

     If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender or parent corporation shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such notice.

     3.10 Inability To Determine Interest Rate.

     If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.11 Illegality.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

     3.12 Requirements of Law.

     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under
     Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. No Lender shall be entitled to receive any compensation for such amounts incurred more than 180 days prior to delivery of such certificate.

     3.13 Taxes.

          (a) Except as provided below in this Section 3.13, all payments made by a Credit Party under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Credit Parties shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by a Credit Party, and (B) as promptly as possible thereafter such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Credit Parties shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this subsection 3.13 to the extent that any obligation to withhold or deduct any amount with respect to such Non-Excluded Taxes existed on the date the Lender changed such office, unless the Lender changed the office at the request of a Credit Party. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) (A) on or before the date of any payment by a Credit Party under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and
          (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                    (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of
          Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

     Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          (c) If any such taxes shall be or become applicable after the date of this Credit Agreement to such payments by the Credit Parties to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Credit Parties' liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If a Credit Party is required to make any additional payment to a Lender pursuant to this Section 3.13, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse such Credit Party the amount of any such credit, relief, remission or repayment.

     3.14 Indemnity.

         The Credit Parties promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit

Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the present value of the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.15 Replacement Lenders.

     At any time after the payment by the Borrower to any Lender of any amount pursuant to Section 3.12 or 3.13 that the Borrower reasonably deems material, the Borrower may, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 11.3, and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment Agreement whereby such Lender shall assign its entire Commitment in favor of the proposed Replacement Lender in accordance with
Section 11.3 unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided, that in no event will (i) any Lender be required to enter into an Assignment Agreement at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) the Administrative Agent or any Lender be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if the consummation thereof conflicts with any Requirement of Law.


                                    SECTION 4
                                    GUARANTY
                                    --------

     4.1 Guaranty of Payment.

     Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     4.2 Obligations Unconditional.

     The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

     4.3 Modifications.

     Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time;

(b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4 Waiver of Rights.

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5 Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6 Remedies.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.7 Limitation of Guaranty.

     Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.8 Rights of Contribution.

     The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.


                                    SECTION 5
                              CONDITIONS PRECEDENT
                              --------------------

         5.1      Closing Conditions.

     The obligation of the Lenders to make the initial Extension of Credit is subject to satisfaction of the following conditions on or before November 30, 1999:

          (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

          (b) Corporate Documents. Receipt by the Administrative Agent of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Initial Funding Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Initial Funding Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Initial Funding Date.

               (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have or be reasonably expected to have a Material Adverse Effect on the business or operations of such Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Initial Funding Date.

          (c) Financial Statements. Receipt by the Administrative Agent and the Lenders of (i) the audited financial statements of the Credit Parties and their Subsidiaries including balance sheets and income and cash flow statements for each of the fiscal years ending December 31, 1996, 1997 and 1998, in each case audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the financial position and results of operations of the Credit Parties and their Subsidiaries, and are prepared in conformity with GAAP, (ii) the unaudited quarterly financial statements of the Credit Parties and their Subsidiaries for the fiscal quarter most recently ending, (iii) unaudited pro forma consolidated balance sheet of the Credit Parties and their Subsidiaries giving effect to the Merger as if such Merger had occurred on July 31, 1999; provided that if the Initial Funding Date is after November 15, 1999, unaudited pro forma consolidated balance sheet of the Credit Parties and their Subsidiaries giving effect to the Merger as if such Merger had occurred on September 30, 1999, each in form and substance acceptable to the Administrative Agent, and (iv) unaudited pro forma income statement of the Credit Parties and their Subsidiaries (including a calculation of EBITDA) giving effect to the Merger for the trailing twelve month period subsequent to the most recently completed fiscal quarter end, in form and substance acceptable to the Administrative Agent and (v) pro forma annual projections for each twelve month period through the fiscal year ending December 31, 2005, as updated through the Initial Funding Date (collectively, the "Projections"), each in form and substance acceptable to the Administrative Agent. All pro forma financial statements shall be prepared in accordance with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

          (d) Opinion of Counsel. Receipt by the Administrative Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Initial Funding Date, from legal counsel to the Credit Parties and their Subsidiaries.

          (e) Personal Property Collateral. The Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent):

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent to the extent necessary to perfect the Lenders' security interest in the Collateral;

               (iv) all stock certificates evidencing the stock pledged to the Lenders pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto; and

               (v) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral.

          (f) Real Property Collateral. The Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent):

               (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(f)(i) (each a "Mortgaged Property" and collectively the "Mortgaged

          Properties"), together with such UCC-1 financing statements as the Collateral Agent shall deem appropriate with respect to each such Mortgaged Property;

               (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which each Mortgaged Property is located with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state, if applicable, and such other matters as the Collateral Agent may request, in form and substance satisfactory to the Collateral Agent;

               (iii) ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by a title insurer company satisfactory to the Collateral Agent (the "Title Insurance Company"), in an amount satisfactory to the Collateral Agent with respect to each Mortgaged Property, which amount shall not exceed the fair market value for each such Mortgaged Property, assuring the Collateral Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens which Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and containing such endorsements as shall be reasonably satisfactory to the Collateral Agent and for any other matters that the Collateral Agent may request, and providing affirmative insurance and such reinsurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent.

               (iv) maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof;
          (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map;

               (v) certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Collateral Agent or other evidence acceptable to the Collateral Agent that none of the improvements on the Mortgaged Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Mortgaged Properties are located within a "special flood hazard" area, evidence of a flood insurance policy (if such insurance is required by applicable law) from a company and in an amount satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee; and

               (vi) evidence satisfactory to the Collateral Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

          (g) Evidence of Insurance. Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of the Credit Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured and sole loss payee on behalf of the Lenders.

          (h) Consents.

               (i) Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Merger and execution and delivery of the Credit Documents and the consummation of the transactions set forth therein and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the Merger or such other transactions contemplated hereby or that could reasonably be likely to threaten any of the foregoing.

               (ii) Receipt by the Administrative Agent of a consent executed by the holders of the Subordinated Debt, in form and substance satisfactory to the Administrative Agent.

          (i) Material Adverse Effect. There shall not have occurred any development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect since December 31, 1998.

          (j) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction or (ii) pending or threatened action, suit, investigation or proceeding against a Credit

     Party or any of their Subsidiaries that would have or be reasonably expected to have a Material Adverse Effect, provided that, if the Court of Chancery for the State of Delaware for New Castle County shall have approved the Settlement with respect to the Designated Litigation, the Lenders shall be satisfied that such Designated Litigation is not reasonably expected to have a Material Adverse Effect. As used herein, the term "Settlement" means settlement of the Designated Litigation pursuant to the Stipulation and Agreement of Compromise and Settlement, dated September 21, 1999, and the term "Designated Litigation" means the cases consolidated as In re Knoll, Inc. Shareholders Litigation, Consolidated C.A. No. 17052, in the Court of Chancery for the State of Delaware for New Castle County.

          (k) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Credit Parties as of the Initial Funding Date stating that (A) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect a Credit Party, any of the Credit Parties' Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or be reasonably expected to have a Material Adverse Effect, (D) the Projections (as defined in Section 5.1(c)) were prepared in good faith and using reasonable assumptions and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists,
     (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

          (l) Consummation of Merger. The Administrative Agent shall have received evidence of consummation of the Merger on the terms and conditions provided in the Merger Agreement (including satisfaction of the conditions set forth therein in all material respects). There shall not have been any material modification, amendment, supplement or waiver to the Merger Agreement without the prior written consent of the Administrative Agent, including, but not limited to, any modifications, amendment, supplement or waiver relating to all disclosure schedules and exhibits. Receipt by the Administrative Agent of the final Merger Agreement, together with all exhibits and schedules thereto, certified by an officer of the Borrower.

          (m) Indenture. The Administrative Agent shall have received a certified copy of the Indenture, with all amendments thereto (satisfactory in form and substance to the Administrative Agent).

          (n) Payment of Prior Credit Agreement. Receipt by the Administrative Agent of evidence that all obligations outstanding under the Prior Credit Agreement have been paid in full.


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


          (o) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by the Borrower to the Lenders and the Agents, including, without limitation, payment to the Agents of the fees set forth in the Fee Letters.

          (p) Year 2000 Problem. The Administrative Agent shall be satisfied that (i) the Credit Parties and their Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Credit Parties and Subsidiaries as a result of the Year 2000 Problem and (ii) the Credit Parties' and their Subsidiaries' material computer applications will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

          (q) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

     5.2 Conditions to All Extensions of Credit.

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

          (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2, and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.4.

          (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

          (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

          (d) No Material Adverse Effect. There shall not have occurred any development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect.

          (e) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding shall not exceed the Revolving Commitment Amount, (ii) the sum of


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


     LOC Obligations outstanding shall not exceed the LOC Committed Amount and
     (iii) the sum of Swing Line Loans outstanding shall not exceed the Swing Line Committed Amount.

     The delivery of each Notice of Borrowing, Swing Line Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above. This Section 5.2 shall not apply to continuations or conversions of Loans made pursuant to Section 2.5.


                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Credit Parties hereby represent to the Administrative Agent and each Lender that:

     6.1 Financial Condition.

     The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since December 31, 1998, there has been no sale, transfer or other disposition by a Credit Party or any of its Subsidiaries of any material part of the business or property of the Credit Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, which is not (A) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (B) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

     6.2 No Material Change.

     Since December 31, 1998, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect. From and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the Capital Stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3 Organization and Good Standing.

     Each Credit Party and each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or


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


authorized would have or be reasonably expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4 Due Authorization.

     Each of the Credit Parties (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

     6.5 No Conflicts.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 Consents.

     Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

     6.7 Enforceable Obligations.

     This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.


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


     6.8 No Default.

     No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.9 Ownership.

     Each Credit Party and each of its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.10 Indebtedness.

     The Credit Parties and their Subsidiaries have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

     6.11 Litigation.

     There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Credit Parties, threatened against a Credit Party or any of their Subsidiaries which would have or be reasonably expected to have a Material Adverse Effect.

     6.12 Taxes.

     Each of the Credit Parties and their Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries.

     6.13 Compliance with Law.

     Each Credit Party and each of its Subsidiaries is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect. No Requirement of Law would have or be reasonably expected to have a Material Adverse Effect.


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


     6.14 ERISA.

     Except as would not have or be reasonably expected to have a Material Adverse Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

          (c) Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither a Credit Party, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
     Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject a Credit Party or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Credit Parties and their Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

          (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

     6.15 Subsidiaries.

     Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class of Capital Stock owned (directly or indirectly) by such Credit Party, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party (other than the Borrower) nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.
Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.16 Use of Proceeds.

     The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.9. No proceeds of the Loans hereunder have been or will be used for the Acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such Acquisition.

     6.17 Government Regulation.

          (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation
     U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including,


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


     without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act of 1933, as amended, (ii) the Securities Exchange Act of 1934, as amended,
     (iii) regulations issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or (iv) Regulations T, U or X.

          (b) No Credit Party, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of its Subsidiaries, is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Credit Party or any of its Subsidiaries has control of a company (i.e. such Credit Party or Subsidiary) and is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender), and the term "control of a company", have the respective meanings assigned thereto in Regulation O.

     6.18 Environmental Matters.

          (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

               (i) Each of the real property assets owned, operated or leased by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that could be reasonably expected to give rise to liability under any applicable Environmental Laws.

               (ii) Neither a Credit Party nor any of its Subsidiaries has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does a Credit Party or any of its Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

               (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of a Credit Party or any of its Subsidiaries in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Law.


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


               (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

               (v) There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

          (b) The Credit Parties and their Subsidiaries have adopted procedures that are designed to (i) ensure that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party and its Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and/or its Subsidiaries may have under applicable Environmental Laws.

     6.19 Intellectual Property.

     Each Credit Party and each of its Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") material to its business. Except as set forth on Schedule 6.19, (a) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (b) no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property. Set forth on Schedule 6.19 is a list of all Intellectual Property owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by a Credit Party or any of their Subsidiaries does not infringe on the rights of any Person. Schedule 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.20 Solvency.

     Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.


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


     6.21 Investments.

     All Investments of the Credit Parties and their Subsidiaries are Permitted Investments.

     6.22 Disclosure.

     Neither this Credit Agreement nor any financial statements delivered to an Agent or the Lenders nor any other document, certificate or statement furnished to an Agent or the Lenders by or on behalf of a Credit Party or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.23 Licenses, etc.

     Each Credit Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its business as presently conducted except where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

     6.24 No Burdensome Restrictions.

     No Credit Party, nor any of its Subsidiaries, is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

     6.25 Broker's Fees.

     No Credit Party, nor any of its Subsidiaries, has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.26 Labor Matters.

          (a) Except as set forth on Schedule 6.26, (i) there are no collective bargaining agreements, labor contracts or Multiemployer Plans covering the employees of a Credit Party and (ii) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party. Schedule 6.26 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

          (b) There is no pending or threatened strike, walkout, work stoppage, material unfair labor claim or material labor dispute against or affecting any Credit Party or its employees except for any of the foregoing that, in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.


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


     6.27 Location of Collateral.

     Set forth on Schedule 6.27(a) is a list of all Real Properties (other than showrooms) located in the United States with street address, county and state where located. Set forth on Schedule 6.27(b) is a list of all locations in the United States where any personal property of a Credit Party is located, including county and state where located (other than personal property not exceeding $100,000 in the aggregate at any one time). Set forth on Schedule 6.27(c) in the chief executive office and principal place of business of each Credit Party. Schedule 6.27(a), Schedule 6.27(b) and Schedule 6.27(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.28 Year 2000 Compliance.

     Each of the Credit Parties has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) except as would not have or be reasonably expected to have a Material Adverse Effect, to date implemented that plan in accordance with that timetable (as amended to the Closing Date). Based on the foregoing, each Credit Party believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

     6.29 Collateral Documents.

     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     6.30 Insurance.

     Set forth on Schedule 6.30 is the present insurance coverage of the Credit Parties and their Subsidiaries (outlined as to carrier, policy number, expiration date, type and amount). Schedule 6.30 shall be amended and updated by the Credit Parties no less frequently than annually or upon the request of the Administrative Agent.

     6.31 Representations and Warranties from Merger Agreement.

     As of the Initial Funding Date, the representations and warranties made in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1 and 3.2 of the Merger Agreement by the parties thereto are true and correct in all material respects.


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                                    SECTION 7
                              AFFIRMATIVE COVENANTS
                              ---------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     7.1 Information Covenants.

     The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Required Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter) a consolidated and consolidating balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and the Required Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of
     Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, (ii) stating whether any dividends were paid or redemptions made during the most recent fiscal quarter and if any dividends were paid or redemptions made showing compliance with the terms of Section 8.7, as applicable (including calculations as necessary), (iii) stating whether any


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     redemptions or repurchases were made with respect to the Subordinated Debt during the most recent fiscal quarter and if any redemptions or repurchases were made with respect to the Subordinated Debt showing compliance with the terms of Section 8.10 (including calculations as necessary), (iv) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (v) containing a calculation demonstrating that (after giving effect to any Permitted Acquisition) the Credit Parties are in compliance, on a Pro Forma basis, with each of the financial covenants set forth in Section 7.11 as of the end of the applicable fiscal period.

          (d) Annual Business Plan and Budgets. Within 60 days subsequent to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1999, an annual business plan and budget of the Credit Parties and their Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

          (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof; provided that no such certificate shall be required if the Borrower has used its best efforts to obtain same and such accountants are unwilling to provide such a certificate and other independent certified public accountants of recognized national standing are unwilling to provide such a certificate.

          (f) Asset Dispositions. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate containing information reasonably requested by the Administrative Agent regarding (i) the Net Cash Proceeds of any Asset Dispositions that were made during the prior fiscal year and (ii) sales of assets permitted by Sections 8.5(h),
     (i) and (j) and the Eligible Assets reinvested in by the Credit Parties using the proceeds from such sale of assets permitted by Section 8.5(j).

          (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to a Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of a Credit Party or any of its Subsidiaries.

          (h) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or any of its Subsidiaries shall send to its shareholders generally or to a holder of (x) the Subordinated Debt in its capacity as a holder or
     (y) Additional Subordinated Debt in its capacity as a holder and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.


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          (i) Notices. Upon a Credit Party obtaining knowledge thereof, such
     Credit Party will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to a Credit Party or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined would have or be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or be reasonably expected to have a Material Adverse Effect.

          (j) ERISA. Upon a Credit Party or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Credit Party or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have or be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Credit Party briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (k) Environmental.

               (i) Subsequent to a notice from any Governmental Authority where the subject matter of such notice would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where specifically recommended by a consultant, invasive soil or groundwater sampling, by


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          a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any real property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental assessment within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

               (ii) Each Credit Party will conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned, leased or operated by such Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

          (l) Quarterly Report. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b), the Borrower shall deliver to the Administrative Agent a report with respect to the most recent fiscal quarter (i) describing any collective bargaining agreements, labor contracts or Multiemployer Plans covering the employees of a Credit Party entered into or created during such fiscal quarter and (ii) listing all unions or other labor organizations seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party.

          (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent may reasonably request.

     7.2 Preservation of Existence and Franchises.

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4 or except (with respect to rights, franchises and authority only) where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

     7.3 Books and Records.

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).


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     7.4 Compliance with Law.

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws) if noncompliance with any such law, rule, regulation, order or restriction would have or be reasonably expected to have a Material Adverse Effect.

     7.5 Payment of Taxes and Other Indebtedness.

     Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which (i) is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (A) could give rise to an immediate right to foreclose on a Lien securing such amounts or (B) would have or be reasonably expected to have a Material Adverse Effect or (ii) if the aggregate amount of such unpaid tax, assessment, charge, levy, claim or Indebtedness does not exceed $5,000,000 (taking into account applicable insurance or indemnities to the extent the provider of such insurance or indemnity has the financial ability to support its obligations with respect thereto and is not disputing same).

     7.6 Insurance.

          (a) Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall have the Administrative Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Administrative Agent, on behalf of the Lenders, as loss payee.

          (b) In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such


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     repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under this Credit Agreement or any other Credit Document.

          (c) The Administrative Agent is authorized, but not obligated, as the attorney-in-fact of each of the Credit Parties and for the benefit of the Lenders, upon the occurrence and during the continuance of an Event of Default, without the consent of the applicable Credit Party, (i) to adjust and compromise proceeds payable under such insurance policies, (ii) to collect, receive and give receipts for such insurance proceeds in the name of such Credit Party, the Administrative Agent and the Lenders and (iii) to endorse such Credit Party's name upon any instrument in payment thereof.

          (d) In the event a Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction, in a net amount in excess of $1,000,000, such Credit Party will immediately pay over such proceeds to the Collateral Agent as cash collateral for the Credit Party Obligations. The Collateral Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (A) within 120 days from the date the Collateral Agent receives such insurance proceeds, the Collateral Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Collateral Agent shall, on the first Business Day subsequent to the date 120 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(ii) and Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

     7.7 Maintenance of Property.

     Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8 Performance of Obligations.

     Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.


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     7.9 Use of Proceeds.

     The Borrower will use the proceeds of the Loans solely (a) to finance the purchase of approximately 17.9 million shares of common stock of the Borrower at a price not to exceed $28.00 per share (exclusive of interest, if payable pursuant to the Merger Agreement), (b) to refinance all amounts outstanding under the Prior Credit Agreement (the "Refinancing"), (c) to pay all fees (including any consent fees owing to the holders of the Subordinated Debt), expenses and premiums incurred in connection with the Merger and the Refinancing in an amount not to exceed $33 million and (d) for working capital, Capital Expenditures and general corporate purposes. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

     7.10 Audits/Inspections.

     Upon reasonable notice and during normal business hours the Credit Parties will, and will cause their Subsidiaries to, permit, subject to the provisions of
Section 11.16, representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect each Credit Party's (or its Subsidiary's) property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries. The Credit Parties agree that the Collateral Agent and its representatives may conduct an annual audit of the Collateral at the expense of the Borrower; provided that if an audit is performed at a time when no Event of Default shall exist, the Borrower shall not be required to pay more than $15,000 of expenses of the Collateral Agent in connection with such audit.

     7.11 Financial Covenants.

          (a) Leverage Ratio. The Leverage Ratio, as of the end of each fiscal quarter of the Borrower during the periods set forth below, shall be less than or equal to:

               (i) From the Initial Funding Date to and including June 30, 2001,
          4.0 to 1.0; and

               (ii) From July 1, 2001 and thereafter, 3.5 to 1.0.

     Notwithstanding the above, if a Release of Collateral Event occurs, and the Borrower exercises its option to release Collateral pursuant to Section 11.17, then, from that date forward, the Leverage Ratio, as of the end of each fiscal quarter of the Borrower thereafter, shall be less than or equal to 3.0 to 1.0.


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          (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the
     end of each fiscal quarter of the Borrower during the periods set forth below, shall be greater than or equal to:

               (i) From the Initial Funding Date to and including June 30, 2001,
          2.5 to 1.0; and

               (ii) From July 1, 2001 and thereafter, 3.0 to 1.0.

     7.12 Collateral.

     Unless a Release of Collateral Event has occurred and the Borrower has exercised its rights under Section 11.17, if, subsequent to the Closing Date, a Credit Party shall (a) acquire or lease any real property (other than showroom leases) or (b) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within three (3) Business Days) after any senior executive officer of the Borrower acquires knowledge of same notify the Administrative Agent of same. Each Credit Party shall take such action (including, but not limited to, the actions set forth in Sections 5.1(e) and (f)), as requested by the Administrative Agent and at its own expense, to ensure that the Collateral Agent has a first priority perfected Lien in all owned real property (and in such leased real property (other than leased real property for sales offices or showrooms) as reasonably requested by the Administrative Agent or the Required Lenders) and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens; provided, however, that nothing in this Section 7.12 shall require any Credit Party to take any action which would require the creation of any Lien that would result in a breach of any agreement creating or evidencing such Collateral so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.12 or 8.13. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

     7.13 Additional Credit Parties.

     At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 45 days after the date thereof) shall (a) cause such Person (if it is a Domestic Subsidiary) to execute a Joinder Agreement in substantially the same form as Exhibit 7.13, (b) unless a Release of Collateral Event has occurred and the Borrower has exercised its rights under Section 11.17, (i) cause all of the Capital Stock of such Person (if such Person is a Domestic Subsidiary) or 65% of the Capital Stock of such Person (if such Person is a Foreign Subsidiary owned by a Credit Party) to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent,
(ii) if such Person is a Domestic Subsidiary, pledge all of its assets to the Lenders pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Collateral Agent,
(iii) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the Capital Stock of such Domestic Subsidiaries and 65% of the Capital Stock of such direct Foreign Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a


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pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Collateral Agent, (iv) if such Person is a Domestic Subsidiary and owns or leases any real property in the United States of America, execute any and all necessary mortgages, deeds of trust, deeds to secure debt, collateral assignments of leaseholds or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages with appropriate covenants as necessary (provided that if a leased property is solely for use as a sales office or showroom it shall not be required to be mortgaged) and (v) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing (to the extent any such documentation was required to be delivered to the Collateral Agent pursuant to Section 5.1 on or before the Effective Date), including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports and landlord waivers, and (c) cause such Person to deliver certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above); it being understood that all of the documentation, agreements, instruments, certificates and opinions to be delivered pursuant to (a), (b) and (c) above shall be in form, content and scope reasonably satisfactory to the Collateral Agent. Notwithstanding anything in this Section 7.13 to the contrary, no Credit Party shall be required to (x) take any action which would violate any Requirement of Law or (y) grant a Lien on any asset that is subject to a Permitted Lien if the granting of such Lien would violate the agreement creating or evidencing such Permitted Lien, so long as such agreement was not entered into with the intent of avoiding the requirements of this Section 7.13.

     7.14 Year 2000 Compliance.

     The Credit Parties will promptly notify the Administrative Agent in the event any Credit Party discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure would not have or be reasonably expected to have a Material Adverse Effect.

     7.15 Third Party Consents.

     The Borrower shall, within 60 days subsequent to the Closing Date, use its best efforts to deliver to the Administrative Agent (a) from landlords of real property, a landlord waiver, in form and substance satisfactory to the Administrative Agent, for each leasehold Real Property set forth on Schedule 6.27(a) (other than showroom leases) of the Credit Parties and (b) such other estoppel letters, consents and waivers from warehousemen and bailees as may be reasonably requested by the Administrative Agent, which estoppel letters, consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent.

     7.16 Interest Rate Protection Agreements.

     The Borrower shall, within 90 days subsequent to the Effective Date, enter into and maintain interest rate protection agreements, in form and substance acceptable to the Administrative Agent, for a period expiring no earlier than three years from the date such interest rate protection agreements are purchased, and in a notional amount of at least $135,000,000.


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                                    SECTION 8
                               NEGATIVE COVENANTS
                               ------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1 Indebtedness.

     No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Closing Date (other than the Subordinated Debt) as referenced in Section 6.10 and (including renewals, refinancings or extensions of such Indebtedness in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

          (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

          (d) Indebtedness owing from (i) one Credit Party to another Credit Party and (ii) a Foreign Subsidiary to another Foreign Subsidiary;

          (e) purchase money Indebtedness (including Capital Leases) or Synthetic Leases incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; provided that (i) the aggregate total of all such Indebtedness (including any Indebtedness referred to in subsection (b) above) for all such Persons, together with the aggregate amount of any Indebtedness outstanding under subsection (f) below, shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (f) Indebtedness assumed in connection with a Permitted Acquisition (including renewals, refinancings or extensions of such Indebtedness in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension); so long as (i) such Indebtedness is not incurred in anticipation of or in connection with such Permitted Acquisition and (ii) the aggregate total of all such Indebtedness, together with the aggregate amount of any Indebtedness outstanding under subsection
     (e) above, shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding;


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          (g) obligations under Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (h) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business;

          (i) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of a Credit Party or any of its Subsidiaries pursuant to such agreements), in any case incurred in connection with the disposition of any business, assets or Subsidiary of a Credit Party, to the extent otherwise permitted under this Credit Agreement, (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by such Credit Party or any of its Subsidiaries in connection with such disposition;

          (j) additional unsecured subordinated Indebtedness of the Borrower, provided that (a) such Indebtedness shall be deeply subordinated to the Loans pursuant to subordination terms satisfactory to the Required Lenders,
     (b) such Indebtedness shall not exceed $50,000,000 in the aggregate principal amount at any time outstanding, (c) no part of the principal amount of such Indebtedness shall have a maturity date earlier than the Maturity Date, (d) the Borrower shall not be required to make any payments of principal or interest with respect to such Indebtedness other than payments of interest in kind and (e) such Indebtedness is provided by Warburg (collectively, the "Additional Subordinated Debt");

          (k) the Subordinated Debt; and

          (l) additional unsecured Indebtedness if after giving effect to such Indebtedness on a Pro Forma basis the Credit Parties are in compliance with the financial covenants contained in Section 7.11 and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer setting forth in reasonable detail the computations necessary to make such determinations of the financial covenants (including renewals, refinancings or extensions of such Indebtedness in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension).

     8.2 Liens.

     No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.


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     8.3 Nature of Business.

     No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that, or substantially similar to that, conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date with reasonable extensions and expansions of such business.

     8.4 Consolidation and Merger.

     No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, the following actions may be taken if (a) the Administrative Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments, certificates and opinions as the Administrative Agent may request, including, without limitation, those necessary in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties and (b) after giving effect thereto no Default or Event of Default exists:

               (i) any Credit Party may be merged or consolidated with or into another Credit Party; provided that if the transaction is between the Borrower and another Credit Party the Borrower must be the continuing or surviving entity; and

               (ii) (A) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary and (B) if a Credit Party is the surviving entity, any Foreign Subsidiary may merge with any Credit Party.

     8.5 Sale or Lease of Assets.

     No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, leasehold interests, equipment and securities other than (a) any inventory or other assets sold, leased, licensed or disposed of (including through commercial accommodations and going out of business sales) in the ordinary course of business, (b) obsolete, idle or worn-out assets no longer used or useful in its business, (c) subject to Section 7.12 and the location of Collateral provisions set forth in the Credit Documents, the sale, lease or transfer or other disposal by a Credit Party of any or all of its assets to another Credit Party so long as (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.12 and 7.13 and (ii) after giving effect to such transaction, no Default or Event of Default exists, (d) the sale of the assets or Capital Stock of any Foreign Subsidiary to a Person other than a Subsidiary of the Borrower so long as (i) the Borrower shall give the Administrative Agent at least 30 days' prior written notice of such sale, which notice shall, among other things specify the aggregate purchase price therefore, (ii) all non-cash consideration received in connection with such sale must be pledged to the Collateral Agent, for the benefit of the Lenders,


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pursuant to documentation reasonably requested by the Collateral Agent, and any proceeds received from such non-cash consideration shall be paid to the Lenders when received in accordance with Section 3.3, and (iii) the cash proceeds received in such sale are paid to the Lenders in accordance with Section 3.3,
(e) the sale or other dispositions of Cash Equivalents for fair market value,
(f) the issuance of Capital Stock, (g) the transfer of assets which constitute a Permitted Investment, (h) transfers permitted by Section 8.12, (i) other sales of assets, including Collateral, not to exceed $5,000,000, in the aggregate, during any fiscal year (provided that no Domestic Subsidiary may sell less than all of the Capital Stock of any one of its Subsidiaries) or (j) other sales of assets, in addition to those permitted by the other subsections of this Section 8.5, provided that (i) the transfer is for fair market value, (ii) at the time of transfer no Default or Event of Default exists (except as would be cured through the application of the Net Cash Proceeds of such Asset Disposition),
(iii) as a result of such transfer, no Material Adverse Effect would occur or be reasonably expected to occur, (iv) if the transfer involves the stock of a Domestic Subsidiary, the transfer constitutes all of the Capital Stock of such Domestic Subsidiary, (v) the proceeds from such transfer are, within 12 months from the date of such transfer, (A) applied as a mandatory prepayment pursuant to Section 3.3(b)(ii) or (B) reinvested by the Credit Parties in Eligible Assets and (vi) such transfers do not exceed, in the aggregate, $25,000,000, during any fiscal year.

     Upon a sale of assets or the sale or Capital Stock of a Subsidiary of a Credit Party permitted by this Section 8.5, the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest in such assets or stock, including, without limitation, amendments or terminations of UCC financing statements, the return of stock certificates and the release of a Guarantor (as applicable) from its obligations under the Credit Documents.

     8.6 Advances, Investments and Loans.

     No Credit Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

     8.7 Restricted Payments.

     No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends (except for distributions by the Borrower of its Capital Stock which does not by its terms mature or become redeemable at the option of the holder thereof) or make any other distribution upon any shares of its Capital Stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided that (i) any Subsidiary of the Borrower may pay dividends to its parent or the Borrower,
(ii) the Borrower may (A) repurchase outstanding shares of Capital Stock of the Borrower following the death, disability, retirement or termination of employment of a member of Management or a consultant to a Credit Party or one of its Subsidiaries (even if such member of Management or consultant is retained in a consulting capacity after retirement or termination of employment) or (B) fund amounts payable to participants or former participants in employee


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benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (A) and (B) above) not to exceed (x) $15,000,000 in any fiscal year and
(y) $30,000,000 during the term of the Credit Agreement so long as at the time of repurchase or funding and after giving effect thereto, no Default or Event of Default shall exist or be continuing, (iii) in addition to the amounts set forth in clauses (i) and (ii) above, up to $20,000,000 may be used to pay dividends or redeem Capital Stock during the term of the Credit Agreement so long as the time of such dividend or redemption and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (iv) the Borrower may pay dividends or repurchase or redeem its Capital Stock so long as (A) after giving effect to such dividend or repurchase or redemption on a pro forma basis, as if such dividend, repurchase or redemption had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Leverage Ratio is less than 2.5 to 1.0 and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computation necessary to make such determination of the Leverage Ratio and (B) at the time of such dividend, repurchase or redemption and after giving effect thereto, no Default or Event of Default shall exist or be continuing.

     8.8 Transactions with Affiliates.

     Except for (a) loans or advances to employees and officers of a Credit Party or any of its Subsidiaries (to the extent otherwise permitted by Section 8.6), (b) fees, compensation or employee benefit arrangements paid to and indemnity provided on behalf of directors, officers or employees of the Borrower or any of its Subsidiaries in the ordinary course of business, (c) any employment agreement (including customary benefits thereunder) that is entered into in the ordinary course of business, (d) any dividend or other payment that is permitted by Section 8.7 and (e) any transactions between or among a Credit Party and any of its Subsidiaries (to the extent otherwise permitted by this Credit Agreement), no Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.9 Fiscal Year; Organizational Documents.

     No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year without prior written notice to the Administrative Agent (provided that no such change may occur if such change materially affects the Lenders ability to read and interpret the financial statements delivered pursuant to Section 7.1 or calculate the financial covenants in Section 7.11 or
(b) change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect.


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     8.10 Subordinated Debt.

     No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt or Additional Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt or any of the Additional Subordinated Debt, or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt or any or all of the Additional Subordinated Debt; provided, however, the Borrower may redeem or repurchase all or any portion of the Subordinated Debt; as long as (A) after giving effect to such repurchase or redemption (including, without limitation, any accrued interest, premiums or penalties associated therewith) on a Pro Forma basis, as if such repurchase or redemption had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Credit Parties are in compliance with all the financial covenants set forth in Section 7.11 and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computation necessary to make such determination of such financial covenants and (B) at the time of such repurchase or redemption and after giving effect thereto, no Default or Event of Default shall exist or be continuing. Neither the Subordinated Debt nor the Additional Subordinated Debt may be amended or modified in any manner that would adversely affect the Lenders (as determined by the Required Lenders in their sole discretion) without the prior written consent of the Required Lenders.

     8.11 Limitations.

     No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any Credit Party or (d) transfer any of its property to any Credit Party, except for encumbrances or restrictions existing under or by reason of
(i) customary non-assignment or net worth provisions in any lease governing a leasehold interest or customary provisions in documents evidencing the transactions permitted by Section 8.1(e), (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of such Credit Party, (iii) this Credit Agreement and the other Credit Documents, (iv) the Subordinated Debt, (v) the Additional Subordinated Debt, (vi) Requirements of Law, (vii) customary restrictions with respect to a Subsidiary of a Credit Party pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (to the extent such sale is permitted by Section 8.5), (viii) any agreement of a Foreign Subsidiary of a Credit Party evidencing the unsecured Indebtedness of such Foreign Subsidiary permitted under Section 8.1(l) and (ix) any agreement of the Borrower evidencing the unsecured Indebtedness of the Borrower permitted under Section 8.1(j); provided that such encumbrance or restriction is not applicable to any Person other than the Borrower.


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     8.12 Sale Leasebacks.

     No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or Subsidiary to any Person in connection with such lease; provided, however, that the Credit Parties may enter into such transactions with respect to personal property, in an aggregate amount of up to $30,000,000 in sales proceeds during the term of this Credit Agreement, if (i) after giving pro forma effect to any such transaction the Borrower shall be in compliance with all other provisions of this Credit Agreement, including Section 8.1 and Section 8.2, (ii) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined by the Board of Directors whose determination shall be conclusive if made in good faith) and (iii) the Net Cash Proceeds are forwarded to the Administrative Agent as set forth in Section 3.3(b)(ii) to the extent required therein.

     8.13 Negative Pledges.

     Other than as set forth in Section 4.12 of the Indenture, none of the Credit Parties will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation; provided, however,
(a) the Indebtedness incurred or assumed, as applicable, pursuant to Sections 8.1(e) and (f) may restrict the creation of any additional Liens on the assets securing such Indebtedness and (b) Indebtedness incurred pursuant to Section 8.1(l) may restrict the creation of any additional Liens other than any Liens granted by the Credit Parties to the Collateral Agent for the benefit of the Lenders pursuant to the Credit Documents before or after the Release Collateral Event.


                                    SECTION 9
                                EVENTS OF DEFAULT
                                -----------------

     9.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall:

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or


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               (ii) default, and such default shall continue for three or more
          Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c) Covenants. Any Credit Party shall:

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.6, 7.9, 7.11, 7.12, 7.13, 7.16, 8.1, 8.3, 8.4, 8.7 or 8.10; or

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1, 7.5, 7.8, 8.2, 8.5, 8.6, 8.8, 8.9, 8.11, 8.12 or 8.13 and such default shall continue unremedied for a period of five Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e) Bankruptcy, etc. The occurrence of any of the following with respect to any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries): (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries) or for any substantial part of its property or ordering the winding up or liquidation


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     of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries) and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of their Subsidiaries (other than Insignificant Subsidiaries) shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of their Subsidiaries in an aggregate principal amount in excess of $5,000,000, including, without limitation, the Subordinated Debt or the Additional Subordinated Debt, (i) a Credit Party or one of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof or by a prepayment from the proceeds of an Equity Issuance to the holders of Subordinated Debt or Additional Subordinated Debt; or (iii) any such Indebtedness shall mature and remain unpaid.

          (g) Judgments. One or more judgments, orders, or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $5,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

          (h) ERISA. The occurrence of any of the following events or conditions if such occurrence would have or be reasonably expected to have a Material Adverse Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any of their Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the


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     termination of such Plan for purposes of Title IV of ERISA; (C) a
     Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any of their Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or
     (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any of their Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any of their Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (i) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

          (j) Ownership. There shall occur a Change of Control.

          (k) Subordinated Debt. (i) Any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of Designated Senior Indebtedness (as defined in the Indenture), or any similar provisions in the Additional Subordinated Debt or (ii) the subordination provisions creating the Subordinated Debt or the Additional Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt or the Additional Subordinated Debt.

     9.2 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required pursuant to Section 11.6), the Administrative Agent (or the Collateral Agent, as applicable) shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due


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


     and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.3 Allocation of Payments After Event of Default.

     Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

          SECOND, to payment of any fees owed to the Administrative Agent, the Issuing Lender or any Lender;

          THIRD, to the payment of all accrued interest payable to the Lenders hereunder;


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          FOURTH, to the payment of the outstanding principal amount of the
     Loans, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or an Affiliate of a Lender, pro rata, as set forth below;

          FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

          SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "FIRST", "THIRD," "FOURTH," and "FIFTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 9.3.


                                   SECTION 10
                                AGENCY PROVISIONS
                                -----------------

     10.1 Appointment; Authorization.

          (a) Each Lender hereby designates and appoints Bank of America, N.A. as Administrative Agent and as Collateral Agent, The Chase Manhattan Bank as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Documentation Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section (other than Section 10.9) are solely for the


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     benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof (other than Section 10.9). In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          (b) The Lenders irrevocably authorize the Collateral Agent, at the Collateral Agent's option and in its discretion, to release any security interest in or Lien on any Collateral granted to or held by the Collateral Agent (i) upon termination of this Credit Agreement and the other Credit Documents, termination of the Commitments and all Letters of Credit and payment in full of all Credit Party Obligations, including all fees and indemnified costs and expenses that are payable pursuant to the terms of the Credit Documents, (ii) if such Collateral constitutes property sold or to be sold or disposed of as part of or in connection with any disposition permitted pursuant to the terms of this Credit Agreement and (iii) if approved by the Required Lenders or Lenders, as applicable, pursuant to the terms of Section 11.6. Upon the request of the Collateral Agent, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.1(b).

          (c) The Lenders irrevocably authorize the Administrative Agent, at the Administrative Agent's option and in its discretion, to release any Guarantor from its obligations hereunder if (i) such Guarantor is no longer required to be a Guarantor pursuant to the terms of this Credit Agreement or (ii) if approved by the Required Lenders or Lenders, as applicable, pursuant to the terms of Section 11.6. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent's authority to release a particular Guarantor pursuant to this Section 10.1(c).

          (d) The Chase Manhattan Bank, in is capacity as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Documentation Agent, shall have no duties or obligations whatsoever under this Credit Agreement or any of the other Credit Documents.

     10.2 Delegation of Duties.

     An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.

     Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit


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Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

     10.4 Reliance on Communications.

     The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.

     An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.


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The Administrative Agent shall take such action with respect to such Default or
Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agents and Other Lenders.

     Each Lender expressly acknowledges that neither the Agents nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.

     The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is


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furnished; provided that no Agent shall be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other obligations and amounts payable hereunder and under the other Credit Documents.

     10.8 Agents in Their Individual Capacity.

     Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     10.9 Successor Agent.

     Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, then the Borrower shall have the right to appoint a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Likewise, if no successor Collateral Agent has accepted appointment as Collateral Agent within sixty (60) days after the retiring Collateral Agent's giving notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Collateral Agent under the Collateral Documents until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above. Subject to the foregoing terms of this Section 10.9, there shall at all times be a Person or Persons serving as Administrative Agent hereunder and, so long as no Default or Event of Default shall have occurred and be continuing, the appointment of any new Administrative Agent shall require the consent of the Borrower (which consent shall not be unreasonably withheld).


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                                   SECTION 11
                                  MISCELLANEOUS
                                  -------------

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c), 3.7 or 3.15 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Credit Party to the Lender.

     11.3 Benefit of Agreement.

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations in violation of
     Section 8.4 or 8.5 or without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in Section 11.6 may require; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.3.


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          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender);

               (iii) each such assignment by a Lender of any portion of its Revolving Commitment and its Revolving Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Term Loans, and each such assignment by a Lender of any portion of its Term Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Revolving Commitment and its Revolving Loans; and

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent and, only with respect to any assignment of all or a portion of the Revolving Committed Amount, the Issuing Lender for their acceptance an Assignment and Acceptance in the form of
          Exhibit 11.3(b), together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this
     Section 11.3(b), the assignor, the Administrative Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with
     Section 3.13.

          (c) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit


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     Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

          (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

          (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Any Lender may furnish any information concerning a Credit Party or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.16.

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agents or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise


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have. No notice to or demand on any Credit Party in any case shall entitle the
Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses; Indemnification.

          (a) The Credit Parties jointly and severally agree to: (a) pay on demand all reasonable out-of-pocket costs and expenses of (i) the Agents in connection with (A) the syndication, negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the other documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agents and the fees and expenses of counsel for the Agents in connection with collateral or foreign issues but not the fees and expenses of any other Lender's counsel), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries and (b) indemnify each Agent and each Lender and their respective affiliates, controlling persons, officers, directors, employees, representatives and agents (each an "indemnitee") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender or other indemnitee is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim (except to the extent such claim arises from the gross negligence or willful misconduct of any indemnified party) and (iii) any claims for Non-Excluded Taxes; provided that no indemnity or reimbursement shall be required in respect of (a) any claims relating to the rights of a Lender as a holder of the Subordinated Debt or (b) any claims relating to the obligations of any indemnified party in any capacity other than as an Agent or a Lender.

          (b) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.


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     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Credit Parties; provided that:

          (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby,

               (i) extend the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment, or any portion thereof;

               (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

               (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

               (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

               (v) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5 or released in conformance with Section 11.17);

               (vi) release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents (provided that the Administrative Agent may, without the consent from any other Lender, release any Guarantor that is sold or transferred in conformance with Section 8.5);

               (vii) amend, modify or waive any provision of this Section 11.6 or Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 3.15, 9.1(a), 11.2, 11.3 or
          11.5;

               (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

               (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

          (b) no provision of Section 10 may be amended without the consent of the Administrative Agent, no provision of Sections 2.2 or 3.4(b)(ii) may be amended without the consent of the Issuing Lender and no provision of
     Section 2.4 may be amended without the consent of the Swing Line Lender.

     Notwithstanding the above, the right to deliver a Payment Blockage Notice (as defined in the Indenture), or any similar provision in the documentation evidencing the Additional Subordinated Debt, shall reside solely with the Administrative Agent and the Administrative Agent shall deliver such Payment Blockage Notice, or similar notice with respect to the Additional Subordinated Debt, only upon the direction of the Required Lenders.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts/Telecopy.

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be as effective as an original executed counterpart and shall be deemed a representation that an original executed counterpart will be delivered.

     11.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Defaulting Lender.

     Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

     11.10 Survival of Indemnification and Representations and Warranties.

     All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

     11.11 Governing Law; Venue.

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or the State of New York, or of the United States for either the Western District of North Carolina or the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12 Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.14 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.15 Binding Effect.

     This Credit Agreement shall become effective at such time when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns; provided, however, unless the conditions set forth in Section 5.1 have been satisfied by the Credit Parties or waived by the Lenders on or before November 30, 1999, none of the Borrower, the Guarantors, the Administrative Agent or the Lenders shall have any obligations under this Credit Agreement.

     11.16 Confidentiality.

     Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.10 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process,
(ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any Affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.16 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or its Subsidiaries or that any information becomes publicly available other than by a breach of this Section 11.16. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the other Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.16.

     11.17 Release of Collateral.

     Upon the occurrence of a Release of Collateral Event, the Lenders agree, upon the request and at the expense of the Borrower, to take such action as is necessary to release all Collateral securing the Credit Party Obligations. The Lenders hereby authorize the Administrative Agent to execute and deliver such documentation or to take such other action as is necessary to give effect to this Section 11.17.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:
---------
                                        KNOLL, INC.,
                                        a Delaware corporation

                                        By:
                                            ------------------------------
                                        Name:  Douglas J. Purdom
                                        Title: Senior Vice President and
                                               Chief Financial Officer


GUARANTORS:
-----------
                                        KNOLL OVERSEAS, INC.,
                                        a Delaware corporation

                                        By:
                                            ------------------------------
                                        Name:  Douglas J. Purdom
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                        SPINNEYBECK ENTERPRISES, INC.,
                                        a New York corporation

                                        By:
                                            ------------------------------
                                        Name:  Douglas J. Purdom
                                        Title: Senior Vice President and
                                               Chief Financial Officer

LENDERS:
--------

                                        BANK OF AMERICA, N.A.,
                                        in its capacity as Administrative Agent

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________


                                        BANK OF AMERICA, N.A., individually
                                        in its capacity as a Lender

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE CHASE MANHATTAN BANK,
                                        individually in its capacity as a Lender and in its capacity as Syndication Agent

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        MERRILL LYNCH & CO., MERRILL LYNCH,
                                        PIERCE, FENNER & SMITH INCORPORATED, in
                                        its capacity as Documentation Agent


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        MERRILL LYNCH CAPITAL CORPORATION, in
                                        its capacity as a Lender


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        ALLFIRST BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        BANK HAPOALIM B.M.


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE BANK OF NEW YORK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE BANK OF NOVA SCOTIA


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE CHASE MANHATTAN BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        CIBC INC.


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        CITY NATIONAL BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        COMERICA BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        CREDIT AGRICOLE INDOSUEZ


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE DAI-ICHI KANGYO BANK, LTD.


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        BANK ONE, NA


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        FIRST UNION NATIONAL BANK

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        IKB DEUTSCHE INDUSTRIEBANK AG
                                        LUXEMBOURG BRANCH


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        MANUFACTURERS AND TRADERS TRUST COMPANY


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        MERITA BANK Plc


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        MICHIGAN NATIONAL BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        THE SUMITOMO BANK, LIMITED


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        SUMMIT BANK


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                        SUNTRUST BANK, ATLANTA


                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________

                                                               Exhibit 2.1
                                                                    to
                                                           Amended and Restated
                                                             Credit Agreement


                           FORM OF NOTICE OF BORROWING
                           ---------------------------

TO:    BANK OF AMERICA, N.A., as Administrative Agent
       BANK OF AMERICA CORPORATE CENTER
       CHARLOTTE, NORTH CAROLINA  28255

RE: Credit Agreement dated as of _______ ___, 1999 among Knoll, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:  _____________, ____

-------------------------------------------------------------------------------

1.

     This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Revolving Loans, the aggregate amount of outstanding Revolving Loans will be $ which together with the aggregate amount of outstanding LOC Obligations and the aggregate amount of Swing Line Loans outstanding is less than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

         a.  ________ the Adjusted Base Rate

         b.  ________ the Adjusted Eurodollar Rate for an Interest Period of:

                      ________ one month
                      ________ two months
                      ________ three months
                      ________ six months

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing.

6.   No Material Adverse Effect has occurred since the Closing Date.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                              Exhibit 2.1(e)
                                                                    to
                                                           Amended and Restated
                                                              Credit Agreement


                                FORM OF
                            REVOLVING NOTE
                            --------------

Lender: ___________________                               ______________, 1999
Principal Sum: $___________


     FOR VALUE RECEIVED, Knoll, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of ________ ___, 1999 among the Borrower, the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders named therein (including the Lender), the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

     The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

     The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving

Note, and each such recordation or endorsement shall be prima facie evidence of such information.

     This Revolving Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 11.3(d) of the Credit Agreement.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                             Exhibit 2.3(d)
                                                                   to
                                                          Amended and Restated
                                                             Credit Agreement

                                     FORM OF
                                    TERM NOTE
                                    ---------

Lender: ___________________                               _____________, 1999
Principal Sum: $___________


     FOR VALUE RECEIVED, Knoll, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") and its registered assigns, at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of _________ ___, 1999 among the Borrower, the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders named therein (including the Lender), the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the Principal Sum set forth above (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Term Notes referred to in the Credit Agreement and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Term Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

     The Credit Agreement provides for the acceleration of the maturity of the Term Loan evidenced by this Term Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Term Loan upon the terms and conditions specified therein. In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

     The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Term Note in respect of the Term Loan to be evidenced by this Term Note, and each such recordation or endorsement shall be prima facie evidence of such information.

     This Term Note and the Term Loan evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in
Section 11.3(d) of the Credit Agreement.

     THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed as of the date first above written.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                              Exhibit 2.4(b)
                                                                    to
                                                           Amended and Restated
                                                             Credit Agreement


                         FORM OF SWING LINE LOAN REQUEST
                         -------------------------------


TO:    BANK OF AMERICA, N.A., as Administrative Agent
       100 North Tryon Street
       Charlotte, North Carolina  28255

RE: Credit Agreement dated as of __________, 1999 among Knoll, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:  _____________, 199__

1. This Swing Line Loan Request is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting a Swing Line Loan on the terms set forth below:

             (A)   Date of requested Swing Line
                   Loan                             __________________

             (B)   Principal amount of requested
                   Swing Line Loan                  __________________

3. Subsequent to the funding of the requested Swing Line Loan, (a) the aggregate amount of outstanding Swing Line Loans plus Revolving Loans outstanding plus LOC Obligations outstanding will be $______________, which is less than or equal to the Revolving Committed Amount and (b) the aggregate amount of Swing Line Loans outstanding will be $______________ which is less than or equal to the Swing Line Committed Amount.

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof , no Default or Event of Default has occurred and is continuing or would be caused by this Swing Line Loan Request.

6.  No Material Adverse Effect has occurred since the Closing Date.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                              Exhibit 2.4(e)
                                                                    to
                                                           Amended and Restated
                                                             Credit Agreement


                          FORM OF SWING LINE LOAN NOTE
                          ----------------------------


$10,000,000                                              _______________, 1999


     FOR VALUE RECEIVED, Knoll, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Swing Line Lender") and its registered assigns, at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Credit Agreement dated as of _________ ___, 1999 among the Borrower, the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders named therein (including the Swing Line Lender), the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the principal amount of TEN MILLION DOLLARS ($10,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swing Line Loan, at such office, in like money and funds, for the period commencing on the date of such Swing Line Loan until such Swing Line Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is the Swing Line Loan Note referred to in the Credit Agreement and evidences the Swing Line Loans made by the Swing Line Lender thereunder. Capitalized terms used in this Swing Line Loan Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

     The Credit Agreement provides for the acceleration of the maturity of the Swing Line Loans evidenced by this Swing Line Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of such Swing Line Loans upon the terms and conditions specified therein. In the event this Swing Line Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

     The date, amount, type and interest rate of the Swing Line Loans made by the Swing Line Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swing Line Lender on its books; provided that the failure of the Swing Line Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Swing Line Loan Note in respect of the Swing Line Loans to be evidenced by this

Swing Line Loan Note, and each such recordation or endorsement shall be prima facie evidence of such information.

     This Swing Line Loan Note and the Swing Line Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the Borrower as provided in Section 11.3(d) of the Credit Agreement.

     THIS SWING LINE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Borrower has caused this Swing Line Loan Note to be duly executed as of the date first above written.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                               Exhibit 2.5
                                                                    to
                                                           Amended and Restated
                                                             Credit Agreement


                    FORM OF NOTICE OF CONTINUATION/CONVERSION
                    -----------------------------------------

TO:    BANK OF AMERICA, N.A., as Administrative Agent
       BANK OF AMERICA CORPORATE CENTER
       CHARLOTTE, NORTH CAROLINA  28255

RE: Credit Agreement dated as of ________ ___, 1999 among Knoll, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as Documentation Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:  _____________,

-------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.   Please be advised that:

     ______      (a)  the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $__________ currently accruing interest at _________ be extended or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

     ______      (b)  the Borrower is requesting that a portion of the
                      outstanding Term Loans in the amount of $__________ currently accruing interest at ________ be extended or converted as of ____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the extension or conversion of all or part of the existing Revolving Loans or Term Loans (as set forth above) shall be:

     a.   ________    the Adjusted Base Rate

     b.   ________    the Adjusted Eurodollar Rate for an Interest Period of:

                      ________ one month
                      ________ two months
                      ________ three months
                      ________ six months

4. As of the date hereof, no Default or Event of Default has occurred and is continuing.


                                   KNOLL, INC.


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                                             Exhibit 7.1(c)
                                                                   to
                                                          Amended and Restated
                                                            Credit Agreement


                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------

     For the fiscal quarter ended _________________, .

     I, ______________________, chief financial officer of Knoll, Inc. (the "Borrower") hereby certify on behalf of the Borrower and not in my individual capacity that, with respect to that certain Credit Agreement dated as of ________ ___, 1999 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent:

          a. Attached hereto as Schedule 1 are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in
     Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

          b. No dividends were paid or redemptions made during the fiscal period referenced above or if any dividends were made or redemptions paid, attached hereto as Schedule 2 is a description thereof and evidence of compliance with the terms of Section 8.7 of the Credit Agreement, as applicable, including calculations as necessary.

          c. No principal payments, redemptions or deposits were made with respect to Subordinated Debt during the fiscal period referenced above or if any principal payments, redemption or deposits were made on the Subordinated Debt, attached hereto as Schedule 3 is a description thereof and evidence of compliance with the terms of Section 8.10 of the Credit Agreement, including calculations as necessary.

          d. No Default or Event of Default has occurred under the Credit Agreement(1).

          e. The quarterly financial statements which accompany this certificate fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

_________________

(1) If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.

         This ______ day of ___________, ____________.


                                        KNOLL, INC.


                                        -----------------------------
                                        Chief Financial Officer

                                                               Exhibit 7.13
                                                                    to
                                                            Amended and Restated
                                                              Credit Agreement

                            FORM OF JOINDER AGREEMENT
                            -------------------------

     THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, , is entered into between _____________________, a ___________________ (the "New
Subsidiary") and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement, dated as of ________ ___, 1999 among Knoll, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation
(a) all of the representations and warranties of the Credit Parties set forth in
Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4.7 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agents and the Lenders, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with Section 7.13 of the Credit Agreement.

     3. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is as follows:

                            ________________________
                            ________________________
                            ________________________
                            ________________________

     4. The New Subsidiary hereby waives acceptance by the Agents and the Lenders of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

     5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                           [NEW SUBSIDIARY]

                                           By:__________________________
                                           Name:________________________
                                           Title:_______________________

                                           Acknowledged and accepted:

                                           BANK OF AMERICA, N.A., as
                                             Administrative Agent


                                           By:__________________________
                                           Name:________________________
                                           Title:_______________________

                                                               Exhibit 11.3(b)
                                                                     to
                                                            Amended and Restated
                                                              Credit Agreement

                                     FORM OF
                              ASSIGNMENT AGREEMENT
                              --------------------

     Reference is made to that certain Credit Agreement dated as of ________ ___, 1999 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among Knoll, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage and the Term Loan Commitment Percentage of the Assignor on the Effective Date, (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date, and (c) the Assignor's participation interests in all Letters of Credit as of the Effective Date and the rights and obligations appurtenant thereto under the LOC Documents. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

     2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest, and the Loans and Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Loans or Participation Interests.

     3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

     4. This Assignment shall be effective only upon (a) the consent of the Borrower and the Administrative Agent to the extent required under Section 11.3(b) of the Credit Agreement and (b) delivery to the Administrative Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

     6. Terms of Assignment

        (a)  Date of Assignment              __________________

        (b)  Legal Name of Assignor          __________________

        (c)  Legal Name of Assignee          __________________

        (d)  Effective Date of Assignment    __________________

        (e)  Revolving Loan Commitment
             Percentage assigned                  _____________%

        (f)  Total Revolving Loans
             outstanding as of Effective Date   $______________

        (g)  Principal Amount of Revolving
             Loan assigned on Effective Date
             (the amount set forth in (f)
             multiplied by the percentage
             set forth in (e))                  $______________

        (h)  Revolving Committed Amount         $______________

        (i)  Principal Amount of
             Revolving Committed Amount
             Assigned on the Effective
             Date (the amount set forth
             in (h) multiplied by the
             percentage set forth in (e))       $______________

        (j)  Term Loan Commitment
             Percentage assigned                  _____________%

        (k)  Total Term Loans
             outstanding as of Effective
             Date                               $______________

        (l)  Principal Amount of Term
             Loans assigned on Effective
             Date (the amount set forth
             in (k) multiplied by the
             percentage set forth in (j))       $______________

The terms set forth above
are hereby agreed to:

_______________________, as Assignor


By:__________________________
Name:________________________
Title:_______________________


_______________________, as Assignee


By:__________________________
Name:________________________
Title:_______________________



                                           CONSENTED TO (if applicable):

                                           KNOLL, INC.


                                           By:__________________________
                                           Name:________________________
                                           Title:_______________________



                                           BANK OF AMERICA, N.A., as
                                           dministrative Agent


                                           By:__________________________
                                           Name:________________________
                                           Title:_______________________